Exhibit 99.1
DigitalOcean Announces Third Quarter 2023 Financial Results
Revenue grew 16% to $177 million
GAAP Net Income was $19 million and Adjusted EBITDA was $76 million
Year to Date Operating Cash Flow of $154 million and Adjusted Free Cash Flow of $127 million

NEW YORK, November 2, 2023 – DigitalOcean Holdings, Inc. (NYSE: DOCN), the cloud for startups and SMBs, today announced results for its third quarter ended September 30, 2023.
“We are encouraged by the stabilization we saw in our key revenue growth metrics in Q3, and we continued to both invest in our platform and drive further margin improvements.” said Yancey Spruill, CEO of DigitalOcean. “We added several new products and features for our customers while also generating strong free cash flow.”
Third Quarter 2023 Financial Highlights:
•Revenue was $177 million, an increase of 16% year-over-year.
•Annual Run-Rate Revenue (ARR) ended the quarter at $713 million, representing 11% year-over-year growth.
•Gross profit of $107 million or 60% of revenue.
•Net income attributable to common stockholders was $19 million and net income margin was 11%.
•Adjusted EBITDA was $76 million, up 23% year over year, and adjusted EBITDA margin was 43%.
•Diluted net income per share was $0.20 and non-GAAP diluted net income per share was $0.44.
•Cash, cash equivalents, and marketable securities was $384 million as of September 30, 2023.
Third Quarter 2023 Operational Highlights:
•Closed the acquisition of Paperspace, a leading provider of cloud infrastructure as a service for highly scalable applications leveraging graphics processing units (GPUs).
•Net Dollar Retention Rate (NDR) was 96%.
•Average Revenue Per Customer (ARPU) was $92.06, an increase of 6% over the third quarter 2022.
•Builders and Scalers, those customers spending more than $50 per month, increased 9% from the third quarter 2022 and their revenue grew 16% year-over-year.
•Repurchased 3,350,349 shares for $106 million for a year-to-date total of 13,888,704 shares for $475 million in 2023.
Financial Outlook:
Based on information available as of November 2, 2023, for the fourth quarter of 2023 we expect:
•Targeting total revenue of $178 million.
•Adjusted EBITDA margin of 36% to 37%.
•Non-GAAP diluted net income per share of $0.36 to $0.37.
•Fully diluted weighted average shares outstanding of approximately 100 to 101 million shares.
For the full year 2023, we expect:
•Targeting total revenue of $690 million.
•Adjusted EBITDA margin of 38% to 39%.

•Adjusted free cash flow margin in the range of 21% to 22% of revenue.
•Non-GAAP diluted net income per share of $1.52 to $1.54.
•Fully diluted weighted average shares outstanding of approximately 102 to 103 million shares.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. Accordingly, a reconciliation is not available without unreasonable effort and we are unable to assess the probable significance of the unavailable information, although it is important to note that these factors could be material to our results computed in accordance with GAAP.
Conference Call Information:
DigitalOcean will host a conference call today, November 2, 2023, at 4:30 p.m. ET to review its results. The conference call can be accessed by dialing (888) 330-3637 with conference ID 7741047. A live webcast and replay of the conference call can be accessed from the DigitalOcean investor relations website at http://investors.digitalocean.com.
Following the completion of the call, a telephonic replay will be available through November 9, 2023, by dialing (800) 770-2030 with conference ID 7741047.
About DigitalOcean
DigitalOcean simplifies cloud computing so businesses can spend more time creating software that changes the world. With its mission-critical infrastructure and fully managed offerings, DigitalOcean helps developers at startups and small and medium-sized businesses (SMBs) rapidly build, deploy and scale, whether creating a digital presence or building digital products. DigitalOcean combines the power of simplicity, security, community and customer support so customers can spend less time managing their infrastructure and more time building innovative applications that drive business growth. For more information, visit digitalocean.com.
Forward‑Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” The forward-looking statements contained in this release and the accompanying earnings call referenced in this release are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to: (1) our recent growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our ability to attract and retain customers and/or expand usage of our platform by such customers; (5) breaches in our security measures allowing unauthorized access to our platform, our data, or our customers’ data; (6) our ability to release updates and new features to our platform and adapt and respond effectively to rapidly changing technology or customer needs; (7) the competitive markets in which we participate; (8) the rapidly evolving laws and industry standards that relate to privacy, data security, liability for service providers regarding the activities of customers, and access to the internet; (9) risks associated with successfully managing our growth; (10) our ability to successfully integrate acquired businesses, including Cloudways and Paperspace, and achieve expected synergies and benefits; and (11) general market, political, economic, and business conditions.
Further information on these and additional risks, uncertainties, assumptions and other factors that could cause actual results or outcomes to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K/A for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarters ended June 30, 2023 and September 30, 2023, and other filings and reports we make with the SEC from time to time.
We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur. The forward-looking statements made in this release relate only to events as of the date on which the statements are made. We assume no obligation to, and do not currently intend to, update any such forward-looking statements after the date of this release.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with non-GAAP financial measures including: (i) adjusted EBITDA and adjusted EBITDA margin; (ii) non-GAAP net income and non-GAAP diluted net income per share; and (iii) adjusted free cash flow and adjusted free cash flow margin. These measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, adjusted free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of adjusted free cash flow as a measure of our financial performance and liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. Our calculations of each of these measures may differ from the calculations of measures with the same or similar titles by other companies and therefore comparability may be limited. Because of these limitations, when evaluating our performance, you should consider each of these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable financial measure calculated in accordance with GAAP and our other GAAP results. A reconciliation of each of our non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP is set forth in the tables in the section “Reconciliation of GAAP to Non-GAAP Data.”
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income (loss) attributable to common stockholders, adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, acquisition related compensation, acquisition and integration related costs, income tax benefit (expense), loss on extinguishment of debt, restructuring and other charges, restructuring related charges, impairment of long-lived assets and other income. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation, evaluating our operating performance, and for internal planning and forecasting purposes.
Our calculation of adjusted EBITDA and adjusted EBITDA margin may differ from the calculations of adjusted EBITDA and adjusted EBITDA margin by other companies and therefore comparability may be limited. Because of these limitations, when evaluating our performance, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including our net income (loss) attributable to common stockholders and other GAAP results.
Non-GAAP Net Income and Non-GAAP Diluted Net Income Per Share
We define non-GAAP net income as net income (loss) attributable to common stockholders, excluding stock-based compensation, acquisition related compensation, amortization of acquired intangibles, acquisition and integration related costs, loss on extinguishment of debt, impairment of long-lived assets, restructuring and other charges, restructuring related charges, and other unusual or non-recurring transactions as they occur. We define non-GAAP diluted net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding, which includes the potentially dilutive effect of our stock options, RSUs, PRSUs, and Convertible Notes.
We believe non-GAAP net income per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of unusual or non-recurring items from period to period for reasons unrelated to overall operating performance.
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin
Adjusted free cash flow is a non-GAAP financial measure that we define as Net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software costs, purchase of intangible assets and excluding cash paid for restructuring and other charges, acquisition related compensation, restructuring related charges, and acquisition and integration related costs. Adjusted free cash flow margin is calculated as adjusted free cash flow divided by total revenue.
We believe that adjusted free cash flow and adjusted free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our core operations that can be used for strategic initiatives, including investing in our business and selectively pursuing acquisitions and strategic investments. We further believe that historical and future trends in adjusted free cash flow and adjusted free cash flow margin, even if negative, provide useful information about the amount of Net cash provided by operating activities that is available (or not available) to be used for strategic initiatives. One limitation of adjusted free cash flow and adjusted free cash flow margin is that they do not reflect our future contractual commitments. Additionally, adjusted free cash flow does not represent the total increase or decrease in our cash balance for a given period.
Key Business Metrics:
We utilize the key metrics set forth below to help us evaluate our business and growth, identify trends, formulate financial projections and make strategic decisions.
Customers
We divide our customer population into the following categories:
•Testers: users that both (i) spend less than $50 per month and (ii) utilize our platform for three months or less.
•Learners: users that both (i) spend less than or equal to $50 for the month-end period and (ii) have been on our platform for more than three months.
•Builders: users that spend greater than $50 and less than or equal to $500 for the month-end period.
•Scalers: users that spend greater than $500 for the month-end period.
We view Learners, Builders and Scalers as the most appropriate measure of our customer population, and Testers have therefore been excluded from the total customer population count.
While we believe the total number of these customers is an important indicator of the growth of our business and future revenue opportunity, the trends relating to our Builders and Scalers is of particular importance to us as these customers represent a significant majority of our revenue and revenue growth, and they are representative of the SMB customers that grow on our platform and use multiple products.
ARPU
We calculate ARPU on a monthly basis as our total revenue for Learners, Builders and Scalers in that period divided by the number of total Learner, Builder and Scaler customers determined as of the last day of that period, excluding aggregate Testers revenue and total user count from the calculation. For a quarterly or annual period, ARPU is determined as the weighted average monthly ARPU over such three or 12-month period.
ARR
We calculate ARR at a point in time by multiplying the latest monthly period’s revenue by 12. For our ARR calculations, we include the total revenue from all customers, including Testers, Learners, Builders and Scalers.
Net Dollar Retention Rate
We calculate net dollar retention rate monthly by starting with the revenue from the cohort of all customers during the corresponding month 12 months prior, or the Prior Period Revenue. We then calculate the revenue from these same customers as of the current month, or the Current Period Revenue, including any expansion and net of any contraction or attrition from these customers over the last 12 months. The calculation also includes revenue from customers that generated revenue before, but not in, the corresponding month 12 months prior, but subsequently generated revenue in the current month and are therefore reflected in the Current Period Revenue. We include this group of re-engaged customers in this calculation because our customers frequently use our platform for projects that stop and start over time. We then divide the total Current Period Revenue by the total Prior Period Revenue to arrive at the net dollar retention rate for the relevant month. For our net dollar retention rate calculations, we include the total revenue from all customers, including Testers, Learners, Builders and Scalers. For a quarterly or annual period, the net dollar retention rate is determined as the average monthly net dollar retention rates over such three or 12-month period.
Investor Contact

Rob Bradley
investors@digitalocean.com
Media Contact
Spencer Anopol
press@digitalocean.com

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	September 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$79,361	$140,772
Marketable securities	304,720	723,462
Accounts receivable, less allowance for credit losses of $5,584 and $6,099, respectively	60,237	53,833
Prepaid expenses and other current assets	27,141	27,924
Total current assets	471,459	945,991

Property and equipment, net	284,806	273,170
Restricted cash	1,747	1,935
Goodwill	348,322	315,168
Intangible assets, net	145,886	118,928
Operating lease right-of-use assets, net	166,294	153,701
Deferred tax assets	731	751
Other assets	5,892	5,987
Total assets	$1,425,137	$1,815,631

Current liabilities:
Accounts payable	$14,306	$21,138
Accrued other expenses	24,779	33,987
Deferred revenue	5,094	5,550
Operating lease liabilities, current	76,122	57,432
Other current liabilities	63,988	47,409
Total current liabilities	184,289	165,516

Deferred tax liabilities	6,640	20,757
Long-term debt	1,475,913	1,470,270
Operating lease liabilities, non-current	107,230	107,693
Other long-term liabilities	9,838	3,826
Total liabilities	1,783,910	1,768,062
Commitments and Contingencies

Preferred stock ($0.000025 par value per share; 10,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2023 and December 31, 2022)	—	—
Common stock ($0.000025 par value per share; 750,000,000 shares authorized; 86,194,445 and 96,732,507 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively)	2	2
Additional paid-in capital	—	263,957
Accumulated other comprehensive loss	(1,022)	(2,048)
Accumulated deficit	(357,753)	(214,342)
Total stockholders’ (deficit) equity	(358,773)	47,569

Total liabilities and stockholders’ equity	$1,425,137	$1,815,631

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue	$177,062	$152,115	$512,010	$413,324
Cost of revenue	70,329	56,730	209,562	151,746
Gross profit	106,733	95,385	302,448	261,578
Operating expenses:
Research and development	32,627	30,243	109,468	104,440
Sales and marketing	19,015	19,097	53,346	56,360
General and administrative	20,064	38,847	117,861	115,109
Restructuring and other charges	(441)	—	20,862	—
Total operating expenses	71,265	88,187	301,537	275,909

Income (loss) from operations	35,468	7,198	911	(14,331)

Other income (expense):
Interest expense	(2,333)	(2,127)	(6,634)	(6,281)
Loss on extinguishment of debt	—	—	—	(407)
Interest income and other income, net	3,979	3,274	18,967	6,206
Other income (expense), net	1,646	1,147	12,333	(482)

Income (loss) before income taxes	37,114	8,345	13,244	(14,813)
Income tax expense	(17,939)	(442)	(9,774)	(2,611)
Net income (loss) attributable to common stockholders	$19,175	$7,903	$3,470	$(17,424)
Net income (loss) per share attributable to common stockholders
Basic	$0.22	$0.08	$0.04	$(0.17)
Diluted	$0.20	$0.08	$0.04	$(0.17)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
Basic	87,667	96,559	90,769	102,134
Diluted	102,674	104,931	97,747	102,134

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating activities
Net income (loss) attributable to common stockholders	$3,470	$(17,424)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	87,085	73,900
Stock-based compensation	65,589	77,758
Provision for expected credit losses	11,416	12,217
Operating lease right-of-use assets and liabilities, net	5,783	3,207
Loss on extinguishment of debt	—	407
Net accretion of discounts and amortization of premiums on investments	(2,262)	(3,099)
Non-cash interest expense	5,958	5,898
Loss on impairment of long-lived assets	1,140	144
Deferred income taxes	561	247
Release of VAT reserve	(819)	—
Other	484	3,582
Changes in operating assets and liabilities:
Accounts receivable	(16,777)	(20,270)
Prepaid expenses and other current assets	(7,569)	(4,938)
Accounts payable and accrued expenses	(15,870)	(4,277)
Deferred revenue	(561)	(364)
Other assets and liabilities	16,798	5,330
Net cash provided by operating activities	154,426	132,318

Investing activities
Capital expenditures - property and equipment	(67,077)	(79,679)
Capital expenditures - internal-use software development	(4,075)	(6,593)
Purchase of intangible assets	—	(4,915)
Cash paid for acquisition of businesses, net of cash acquired	(99,340)	(305,163)
Cash paid for asset acquisitions	(2,500)	(5,400)
Purchase of available-for-sale securities	(352,313)	(1,379,277)
Sales of available-for-sale securities	—	19,992
Maturities of available-for-sale securities	773,335	558,371
Purchased interest on available-for-sale securities	(151)	(1,556)
Proceeds from interest on available-for-sale securities	151	1,549
Proceeds from sale of equipment	236	967
Net cash provided by (used in) investing activities	248,266	(1,201,704)

Financing activities
Payment of debt issuance costs	—	(1,520)
Proceeds related to the issuance of common stock under equity incentive plan	15,358	10,352
Proceeds from the issuance of common stock under employee stock purchase plan	2,797	5,245
Principal repayments of finance leases	(947)	—

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

Employee payroll taxes paid related to net settlement of equity awards	(15,594)	(24,618)
Repurchase and retirement of common stock	(474,950)	(600,000)
Net cash used in financing activities	(473,336)	(610,541)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(55)	(348)
Decrease in cash, cash equivalents and restricted cash	(70,699)	(1,680,275)
Cash, cash equivalents and restricted cash - beginning of period	151,807	1,715,425
Cash, cash equivalents and restricted cash - end of period	$81,108	$35,150

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2023	2022	2023	2022
GAAP Net income (loss) attributable to common stockholders	$19,175	$7,903	$3,470	$(17,424)

Adjustments:
Depreciation and amortization	30,554	25,626	87,085	73,900
Stock-based compensation(1)	28,731	23,594	92,754	77,758
Interest expense	2,333	2,127	6,634	6,281
Acquisition related compensation	7,995	2,361	22,576	2,361
Acquisition and integration related costs	2,366	2,700	5,113	2,868
Income tax expense	17,939	442	9,774	2,611
Loss on extinguishment of debt	—	—	—	407
Restructuring and other charges	(441)	—	20,862	—
Restructuring related charges(2)	(29,484)	—	(26,757)	—
Impairment of long-lived assets	587	24	1,140	1,615
Other income, net(3)	(3,979)	(3,274)	(18,967)	(6,206)
Adjusted EBITDA	$75,776	$61,503	$203,684	$144,171
As a percentage of revenue:
Net income (loss) margin	11%	5%	1%	(4)%
Adjusted EBITDA margin	43%	40%	40%	35%
___________________
(1)For the three and nine months ended September 30, 2023, non-GAAP stock-based compensation excludes the $31.3 million reversal related to the forfeited MRSU award as it is presented in Restructuring related charges.
(2)Primarily consists of salary continuation charges, executive reorganization charges including CEO search firm fees and other legal and professional service costs, and the $31.3 million reversal of stock-based compensation related to the forfeited MRSU award.
(3)Other income, net primarily consists of interest and accretion income from our marketable securities.

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)
Non-GAAP Net Income and Non-GAAP Diluted Net Income Per Share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2023	2022	2023	2022
GAAP Net income (loss) attributable to common stockholders	$19,175	$7,903	$3,470	$(17,424)
Stock-based compensation(1)	28,731	23,594	92,754	77,758
Acquisition related compensation	7,995	2,361	22,576	2,361
Amortization of acquired intangible assets	5,651	1,661	13,231	2,687
Acquisition and integration related costs	2,366	2,700	5,113	2,868
Loss on extinguishment of debt	—	—	—	407
Impairment of long-lived assets	587	24	1,140	1,615
Restructuring and other charges	(441)	—	20,862	—
Restructuring related charges(2)	(29,484)	—	(26,757)	—
Non-GAAP income tax adjustment(3)	9,011	710	(14,393)	992
Non-GAAP Net income	$43,591	$38,953	$117,996	$71,264

GAAP Net income (loss) per share attributable to common stockholders, diluted	$0.20	$0.08	$0.04	$(0.17)
Stock-based compensation(1)	0.27	0.21	0.87	0.69
Acquisition related compensation	0.07	0.02	0.21	0.02
Amortization of acquired intangible assets	0.05	0.01	0.12	0.02
Acquisition and integration related costs	0.02	0.02	0.05	0.04
Impairment of long-lived assets	—	—	0.01	0.01
Restructuring and other charges	—	—	0.20	—
Restructuring related charges(2)	(0.28)	—	(0.25)	—
Non-cash charges related to convertible notes(4)	0.02	0.01	0.04	0.04
Non-GAAP income tax adjustment(3)	0.09	0.01	(0.13)	0.01
Non-GAAP Net income per share, diluted	$0.44	$0.36	$1.16	$0.66

GAAP weighted-average shares used to compute net income (loss) per share, diluted	102,674	104,931	97,747	102,134
Weighted-average dilutive effect of potentially dilutive securities(5)	—	8,403	8,403	12,375
Non-GAAP weighted-average shares used to compute net income per share, diluted	102,674	113,334	106,150	114,509
___________________
(1)For the three and nine months ended September 30, 2023, non-GAAP stock-based compensation excludes the $31.3 million reversal related to the forfeited MRSU award as it is presented in Restructuring related charges.
(2)Primarily consists of salary continuation charges, executive reorganization charges including CEO search firm fees and other legal and professional service costs, and the $31.3 million reversal of stock-based compensation related to the forfeited MRSU award.
(3)Previously, we calculated the income tax effects of non-GAAP adjustments based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which were non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. Prior to fiscal year 2023, U.S. income tax effects of non-GAAP adjustments were subject to a valuation allowance and, therefore, were taxed at 0%. Beginning January 1,

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)
2023, the Company projects to be a U.S. taxpayer and will use a long term fixed forecasted rate of 17% on non-GAAP pre-tax income for 2023.
(4)Consists of non-cash interest expense for amortization of deferred financing fees related to the Convertible Notes.
(5)Consists of the potentially dilutive effects of our stock options, RSUs, PRSUs, and Convertible Notes. In periods with a GAAP net loss position, these are excluded from GAAP weighted-average shares.
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2023	2022	2023	2022
GAAP Net cash provided by operating activities	$54,050	$55,845	$154,426	$132,318
Adjustments:
Capital expenditures - property and equipment	(20,229)	(30,989)	(67,077)	(79,679)
Capital expenditures - internal-use software development	(1,180)	(2,263)	(4,075)	(6,593)
Purchase of intangible assets	—	—	—	(4,915)
Restructuring and other charges	848	—	16,774	—
Acquisition related compensation	16,851	—	16,851	—
Restructuring related charges(1)	1,231	—	3,958	—
Acquisition and integration related costs	4,506	1,021	6,067	1,332
Adjusted free cash flow	$56,077	$23,614	$126,924	$42,463
As a percentage of revenue:
GAAP Net cash provided by operating activities	31%	37%	30%	32%
Adjusted free cash flow margin	32%	16%	25%	10%
___________________
(1)Primarily consists of salary continuation charges and executive reorganization charges, including CEO search firm fees and other legal and professional service costs.